UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

Giga-tronics Incorporated

(Exact name of Registrant as Specified in Its Charter)

California	001-14605	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 E. Indian School Rd, Suite 540
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 457-6667

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 18, 2023, Ault Alliance, Inc., the principal shareholder of Giga-tronics, Incorporated (the “Company”), issued a press release in which Ault Alliance, Inc. disclosed that the Company projects over $50 million in revenue for 2024 compared to a forecast of approximately $39.4 million forecast for 2023, which growth is supported by a current backlog of approximately $50 million. The Company’s Chief Executive Officer also was quoted as forecasting an additional revenue increase of another 20% in 2025.

The Company’s ability to meet these forecasts is subject to a number of risks and uncertainties disclosed in its filings with the Securities and Exchange Commission including its Registration Statement on Form S-1/A, including continuation of geopolitical conflicts in the Middle East and Ukraine, the risk of a rocket destroying the facility of the Company’s subsidiary in Israel and the Company’s ability to meet its working capital needs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED

Date:	December 19, 2023	By:	/s/ LUTZ P. HENCKELS
Name: Lutz P. Henckels Title: Chief Financial Officer